NEWS RELEASE

EVEREST RE GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Everest Re Group Reports Third Quarter 2019 Results

HAMILTON, Bermuda--(BUSINESS WIRE – October 28, 2019)

Everest Re Group, Ltd. (“Everest”) (NYSE: RE) today reported third quarter 2019 net income of $104.4 million, or $2.56 per diluted common share, compared to net income of $198.4 million, or $4.84 per diluted common share for the third quarter of 2018.  After-tax operating income1 was $138.4 million, or $3.39 per diluted common share, for the third quarter of 2019, compared to after-tax operating income¹ of $167.5 million, or $4.09 per diluted common share, for the same period last year.

For the nine months ended September 30, 2019, net income was $791.8 million, or $19.38 per diluted common share, compared to net income of $474.4 million, or $11.55 per diluted common share for the nine months ended September 30, 2018.  After-tax operating income1 was $741.6 million, or $18.15 per diluted common share, for the nine months ended September 30, 2019, compared to after-tax operating income¹ of $427.6 million, or $10.41 per diluted common share, for the same period last year.

Commenting on the Company’s results, President and Chief Executive Officer Dominic J. Addesso said: “Everest generated an impressive 13% annualized net income return on equity for the 9 months year to date.  Our business and balance sheet are built to provide meaningful protection for our clients, as was the case this quarter with the previously announced catastrophe losses from Hurricane Dorian and Typhoon Faxai. Everest’s mix of business between reinsurance and insurance, supported by robust investment income, results in a strategic balance that has contributed to our longevity and success over many years.”

Operating highlights for the third quarter of 2019 included the following:

•     Gross written premiums for the quarter were $2.4 billion, an increase of 9% compared to the third quarter of 2018. Direct insurance premiums were up 29%, from third quarter 2018, to $666.6 million, continuing with the diversified growth trends noted in recent years. Worldwide reinsurance premiums increased 3% to $1.7 billion for the third quarter of 2019 compared to the third quarter of 2018.

•     The combined ratio was 101.4% for the quarter compared to 100.0% in the third quarter of 2018. There were $280.0 million of current year catastrophe losses, net of reinsurance and reinstatement premiums, incurred in the third quarter of 2019 which were related to Hurricane Dorian and Typhoon Faxai.

•     Net investment income increased 12% for the quarter to $181.1 million.

•     Cash flow from operations was $1,486.9 million for the nine months ended September 30, 2019 compared to $543.6 million for the same period in 2018.

•     The Company did not repurchase any shares during the quarter but has repurchased 114,633 shares during 2019 at a total cost of $24.6 million.  The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 1.3 million shares available.

•     Shareholders’ equity ended the quarter at $9.0 billion compared to $7.9 billion at year end 2018.  Book value per share was up from $193.37 at December 31, 2018 to $220.28 at September 30, 2019.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws.  These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest Re Group, Ltd.

Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for more than 40 years through subsidiaries in the U.S., Europe, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

A conference call discussing the third quarter results will be held at 10:30 a.m. Eastern Time on October 29, 2019. The call will be available on the Internet through the Company’s web site at everestre.com/investors  or at www.streetevents.com.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results.  The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”.  The supplemental financial information may also be obtained by contacting the Company directly.

_____________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related  to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,

(Dollars in thousands, except per share amounts)	2019		2018		2019		2018

		(unaudited)				(unaudited)

		Per		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$104,398	$2.56	$198,381	$4.84	$791,817	$19.38	$474,354	$11.55
After-tax net realized capital gains (losses)	(10,143)	(0.25)	43,554	1.06	89,756	2.20	34,718	0.85
After-tax net foreign exchange income (expense)	(23,821)	(0.58)	(12,667)	(0.31)	(39,530)	(0.97)	12,053	0.29

After-tax operating income (loss)	$138,362	$3.39	$167,494	$4.09	$741,592	$18.15	$427,584	$10.41

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

Return on equity calculations use adjusted shareholders’ equity excluding net after-tax unrealized (appreciation) depreciation of investments.

Contact:

Everest Re Group, Ltd.

Jon Levenson, Head of Investor Relations

Investor.relations@everestre.com

Phone (908) 604-3169

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2019	2018	2019	2018
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,905,619	$1,731,479	$5,455,615	$5,080,724
Net investment income	181,058	161,363	501,062	440,979
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(7,314)	(3,825)	(15,404)	(4,783)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	(5,629)	58,629	124,965	50,462
Total net realized capital gains (losses)	(12,943)	54,804	109,561	45,679
Net derivative gain (loss)	(189)	2,225	3,395	5,485
Other income (expense)	(31,025)	(13,408)	(52,550)	(2,948)
Total revenues	2,042,520	1,936,463	6,017,083	5,569,919

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,371,924	1,251,858	3,515,104	3,650,349
Commission, brokerage, taxes and fees	443,076	381,401	1,253,500	1,122,442
Other underwriting expenses	118,158	97,942	321,976	287,325
Corporate expenses	8,435	7,890	22,622	23,519
Interest, fees and bond issue cost amortization expense	7,907	7,901	23,972	23,047
Total claims and expenses	1,949,500	1,746,992	5,137,174	5,106,682

INCOME (LOSS) BEFORE TAXES	93,020	189,471	879,909	463,237
Income tax expense (benefit)	(11,378)	(8,910)	88,092	(11,117)

NET INCOME (LOSS)	$104,398	$198,381	$791,817	$474,354

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	93,765	(22,282)	524,589	(254,682)
Reclassification adjustment for realized losses (gains) included in net income (loss)	(529)	1,417	(4,220)	(7,106)
Total URA(D) on securities arising during the period	93,236	(20,865)	520,369	(261,788)

Foreign currency translation adjustments	(3,426)	(5,930)	(15,206)	(51,883)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,363	1,816	3,665	5,446
Total benefit plan net gain (loss) for the period	1,363	1,816	3,665	5,446
Total other comprehensive income (loss), net of tax	91,173	(24,979)	508,828	(308,225)

COMPREHENSIVE INCOME (LOSS)	$195,571	$173,402	$1,300,645	$166,129

EARNINGS PER COMMON SHARE:
Basic	$2.56	$4.87	$19.44	$11.61
Diluted	2.56	4.84	19.38	11.55

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2019	2018
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$16,566,133	$15,225,263
(amortized cost: 2019, $16,164,841; 2018, $15,406,572)
Fixed maturities - available for sale, at fair value	-	2,337
Equity securities, at fair value	906,230	716,639
Short-term investments (cost: 2019, $458,915; 2018, $241,010)	458,954	240,987
Other invested assets (cost: 2019, $1,716,104; 2018, $1,591,745)	1,716,104	1,591,745
Cash	717,172	656,095
Total investments and cash	20,364,593	18,433,066
Accrued investment income	116,123	104,619
Premiums receivable	2,393,769	2,183,183
Reinsurance receivables	1,817,857	1,787,648
Funds held by reinsureds	450,539	435,031
Deferred acquisition costs	526,514	511,573
Prepaid reinsurance premiums	484,268	343,343
Income taxes	361,243	594,487
Other assets	508,836	358,042
TOTAL ASSETS	$27,023,741	$24,750,992

LIABILITIES:
Reserve for losses and loss adjustment expenses	13,637,639	13,119,090
Future policy benefit reserve	44,276	46,778
Unearned premium reserve	2,896,161	2,517,612
Funds held under reinsurance treaties	11,634	13,099
Other net payable to reinsurers	371,807	218,439
Senior notes due 6/1/2044	397,044	396,954
Long term notes due 5/1/2067	236,733	236,659
Accrued interest on debt and borrowings	7,821	3,093
Equity index put option liability	8,563	11,958
Unsettled securities payable	53,524	51,112
Other liabilities	375,281	275,401
Total liabilities	18,040,483	16,890,195

Commitments and contingencies (Note 8)

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2019) 69,446
and (2018) 69,202 outstanding before treasury shares	694	692
Additional paid-in capital	2,206,326	2,188,777
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $43,886 at 2019 and ($20,697) at 2018	46,272	(462,557)
Treasury shares, at cost; 28,665 shares (2019) and 28,551 shares (2018)	(3,422,152)	(3,397,548)
Retained earnings	10,152,118	9,531,433
Total shareholders' equity	8,983,258	7,860,797
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$27,023,741	$24,750,992

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(Dollars in thousands)	2019	2018
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$791,817	$474,354
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(219,637)	(257,291)
Decrease (increase) in funds held by reinsureds, net	(17,961)	(73,189)
Decrease (increase) in reinsurance receivables	(42,891)	(430,839)
Decrease (increase) in income taxes	168,360	57,916
Decrease (increase) in prepaid reinsurance premiums	(145,846)	(92,174)
Increase (decrease) in reserve for losses and loss adjustment expenses	553,668	591,385
Increase (decrease) in future policy benefit reserve	(2,502)	(3,143)
Increase (decrease) in unearned premiums	388,597	364,299
Increase (decrease) in other net payable to reinsurers	160,306	79,219
Increase (decrease) in losses in course of payment	(6,438)	98,947
Change in equity adjustments in limited partnerships	(104,987)	(88,377)
Distribution of limited partnership income	62,359	69,078
Change in other assets and liabilities, net	(37,449)	(251,472)
Non-cash compensation expense	25,386	25,791
Amortization of bond premium (accrual of bond discount)	23,642	24,804
Net realized capital (gains) losses	(109,561)	(45,679)
Net cash provided by (used in) operating activities	1,486,863	543,629

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,631,298	1,444,452
Proceeds from fixed maturities sold - available for sale, at market value	2,589,232	1,756,139
Proceeds from fixed maturities sold - available for sale, at fair value	2,706	1,751
Proceeds from equity securities sold, at fair value	185,157	785,819
Distributions from other invested assets	215,800	3,061,938
Cost of fixed maturities acquired - available for sale, at market value	(5,039,728)	(3,358,333)
Cost of fixed maturities acquired - available for sale, at fair value	-	(4,381)
Cost of equity securities acquired, at fair value	(269,969)	(820,924)
Cost of other invested assets acquired	(299,480)	(3,244,817)
Net change in short-term investments	(213,048)	535
Net change in unsettled securities transactions	(13,770)	100,647
Net cash provided by (used in) investing activities	(1,211,802)	(277,174)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(7,836)	(7,763)
Purchase of treasury shares	(24,604)	(75,304)
Dividends paid to shareholders	(171,131)	(159,343)
Cost of shares withheld on settlements of share-based compensation awards	(12,473)	(15,259)
Net cash provided by (used in) financing activities	(216,044)	(257,669)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,060	(4,092)

Net increase (decrease) in cash	61,077	4,694
Cash, beginning of period	656,095	635,067
Cash, end of period	$717,172	$639,761

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(80,544)	$(67,941)
Interest paid	19,078	17,741

NON-CASH TRANSACTIONS:
Reclassification of investment balances due to prospective consolidation of private placement liquidity sweep facility effective July 1, 2018

Fixed maturities - available for sale, at market value	$-	$143,656
Short-term investments	-	243,864
Other invested assets	-	(387,520)